QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on June 4, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Solera Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-1103816 (I.R.S. Employer Identification No.)
15030 Avenue of Science San Diego, California 92128 (858) 724-1600 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jack Pearlstein
Chief Financial Officer
Solera Holdings, Inc.
15030 Avenue of Science
San Diego, California 92128
(858) 724-1600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Dennis M. Myers, P.C.
Gregory C. Vogelsperger
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Telephone: (312) 861-2000
Telecopy: (312) 861-2200

          Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-151387

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (2)

Common Stock, par value $0.01 per share	116,800	$28.10	$3,282,080	$128.99

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock on the New York Stock Exchange on June 3, 2008.

(2)
The Registrant previously paid filing fees of $5,267.92 in connection with the previous filing of the Registration Statement on Form S-3 (File No. 333-151387), which Registration Statement contemplated a registration of 4,883,200 shares.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Registration Statement on Form S-3 is being filed with respect to the registration of additional shares of common stock, par value $0.01 per share, of Solera Holdings, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent and accountants' consents. This Registration Statement relates to the Registrant's Registration Statement on Form S-3, as amended (File No. 333-151387), initially filed by the Registrant on June 3, 2008 deemed effective upon filing with the Securities and Exchange Commission. The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by certain selling stockholders by 116,800 shares. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-3, as amended (File No. 333-151387), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on the 4th of June, 2008.

SOLERA HOLDINGS, INC.
By:	/s/ TONY AQUILA Tony Aquila President, Chairman of the Board and Chief Executive Officer

* * * *

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on June 4, 2008.

Signature	Title

/s/ TONY AQUILA Tony Aquila	President, Chief Executive Officer and Director (principal executive officer)
/s/ JACK PEARLSTEIN Jack Pearlstein	Chief Financial Officer, Secretary and Treasurer (principal financial and accounting officer)
* Philip A. Canfield	Director
* Roxani Gillespie	Director
* Jerrell W. Shelton	Director
* Stuart J. Yarbrough	Director
*By:	JACK PEARLSTEIN Jack Pearlstein Attorney-in-Fact

EXHIBIT INDEX

        All exhibits filed with or incorporated by reference in Registration Statement No. 333-151387 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which is filed herewith:

Exhibit No.	Description
5.1	Opinion of Kirkland & Ellis LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature page).

QuickLinks

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SIGNATURES
EXHIBIT INDEX